UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2008

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 31, 2008, Memory Pharmaceuticals Corp. (the "Registrant") issued a press release announcing that it has received notice from the NASDAQ Listing Qualifications Panel that the Panel has granted the Registrant’s request for an extension until December 3, 2008 to comply with the NASDAQ Capital Market minimum market capitalization requirement of $35.0 million or the alternative requirement of $2.5 million in stockholders’ equity in order to remain listed. The Registrant received the notice on October 31, 2008. A copy of the press release that includes this announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On October 28, 2008, the Registrant announced that the Panel had approved the transfer of the listing of the Registrant’s common stock to The NASDAQ Capital Market effective with the opening of trading on October 28, 2008, subject to an extension through October 31, 2008 for the Registrant to comply with the NASDAQ Capital Market minimum market capitalization requirement of $35 million or the alternative requirement of $2.5 million in stockholders’ equity.

In addition, in its letter, the Panel notified the Registrant that as a result of the bid price moratorium announced by the NASDAQ Stock Market on October 16, 2008, in the event the Registrant achieves compliance with the other continued listing requirements of the NASDAQ Capital Market, the Registrant will have through February 2, 2009 to comply with the $1.00 minimum bid price requirement of The NASDAQ Capital Market.

There can be no assurance that the Company will achieve compliance by the specified deadlines.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release dated October 31, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

November 3, 2008	By:	/s/ Jzaneen Lalani

Name: Jzaneen Lalani
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated October 31, 2008